UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2008

Mastech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2008 (the “Distribution Date”), iGATE Corporation (“iGATE”) completed the distribution to its shareholders of all of the outstanding shares of common stock of Mastech Holdings, Inc. (“Mastech”, the “Company”, “we” or “us”) in a tax free spin-off (the “Spin-Off”). The Spin-Off was paid in the amount of one share of our common stock for every fifteen shares outstanding of iGATE common stock.

We filed a registration statement on Form 10 describing the Spin-Off with the Securities and Exchange Commission (the “SEC”). The SEC declared our registration statement effective on September 12, 2008. An information statement (the “Information Statement”) regarding Mastech and the Spin-Off was sent to all holders of iGATE stock.

On September 30, 2008, we entered into certain agreements with iGATE in connection with the Spin-Off. These agreements, as described below, govern the terms of the Spin-Off and define our ongoing relationship with iGATE.

The information regarding the Mastech Holdings Inc. Stock Incentive Plan set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with iGATE, which sets forth our agreements with iGATE regarding the principal transactions necessary to separate us from iGATE as well as other agreements that govern certain aspects of our relationship with iGATE (including a prohibition on our usage of the word “iGATE” as part of our trade name) after the completion of the distribution.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies assets transferred, liabilities assumed and contracts assigned to each of us and iGATE as part of the reorganization of iGATE, and describes when and how these transfers, assumptions and assignments will occur. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•

All of the assets and liabilities (including whether accrued, contingent or otherwise) associated with the Professional Services business of iGATE will be retained by or transferred to us or one of our subsidiaries.

•

All other assets and liabilities (including whether accrued, contingent or otherwise) of iGATE will be retained by or transferred to iGATE or one of its subsidiaries (other than us or one of our subsidiaries).

•

Liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of iGATE that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses.

•

Each party or one of its subsidiaries will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from any registration statement or similar disclosure document that offers for sale by such party any security after the separation.

•

Each party or one of its subsidiaries will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from any registration statement or similar disclosure document that offers for sale any security prior to the separation to the extent such liabilities arise out of, or result from, matters related to their respective businesses.

•

iGATE will assume or retain any liability relating to, arising out of or resulting from any registration statement or similar disclosure document related to the separation (including the Form 10 and the Information Statement), but only to the extent such liability derives from a material misstatement or omission contained in the portions of the Information Statement that relate to iGATE; Mastech will assume or retain any other liability relating to, arising out of or resulting from any registration statement or similar disclosure document related to the separation (including the Form 10 and the Information Statement).

•

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, iGATE will be responsible for any costs or expenses incurred by us or iGATE in connection with the separation other than costs and expenses relating to legal counsel, financial advisors and accounting advisory work incurred after the separation.

The allocation of liabilities with respect to taxes is solely covered by the Tax Sharing Agreement between iGATE and Mastech, as described below. Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals are not obtained and that any requirements of laws or judgments are not complied with.

The Distribution

In connection with the Spin-Off, each iGATE shareholder received .06667 of a share of Mastech’s common stock for every share of iGATE common stock such shareholder owned as of September 16, 2008, the record date of the Spin-Off. No fractional shares of Mastech’s common stock were distributed in the distribution. The Separation and Distribution Agreement requires the distribution agent to aggregate fractional shares of all holders into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate net cash proceeds of the sales pro rata to each holder who otherwise would have been entitled to receive a fractional share in the distribution.

Releases and Indemnification

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement executed in connection with the Spin-Off, each party agreed to release and forever discharge the other party and its subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Spin-Off.

The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off pursuant to the Separation and Distribution Agreement or any ancillary agreement.

In addition, the Separation and Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Separation and Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of iGATE’s business with iGATE. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

•	The liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement;

•	The operation of each such party’s business, whether prior to or after the distribution;

•	Any breach by such party of the Separation and Distribution Agreement or ancillary agreement; and

•	Indemnification with respect to taxes will be governed solely by the Tax Sharing Agreement.

Legal Matters

Except as otherwise set forth in the Separation and Distribution Agreement (or as further described below), each party to the Separation and Distribution Agreement has assumed the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other party for any liability arising out of or resulting from such assumed legal matters. Each party to a claim will cooperate in defending any claims against the other party for events that took place prior to, on or after the date of the Spin-Off.

Insurance

Following the Spin-Off, we will be responsible for obtaining and maintaining our own insurance coverage and will no longer be an insured party under iGATE’s insurance policies, except in specified circumstances as set forth in the Separation and Distribution Agreement. Insurance coverage has been obtained as of the distribution date.

Dispute Resolution

If a dispute arises with iGATE under the Separation and Distribution Agreement, the parties and such other representatives as the parties may designate will negotiate to resolve any disputes for a reasonable period of time. If the parties are unable to resolve the dispute in this manner then, unless otherwise agreed by the parties and except as otherwise set forth in the Separation and Distribution Agreement, the dispute will be resolved through binding arbitration.

The description of the material terms of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Transition Services Agreement

We have entered into a Transition Services Agreement with iGATE to provide for an orderly transition to being an independent company. Under the Transition Services Agreement, iGATE will provide us with various services, including services relating to accounting, tax compliance, telecommunications services and information technology services.

Under the Transition Services Agreement, the cost of each transition service, for the most part, is based on either a flat fee or an allocation of the incremental cost incurred by the company providing the service. We will pay a fee to iGATE for these services, which fee is generally intended to allow iGATE to recover all of its direct and indirect costs, generally without profit. However, there are certain pre-separation joint assets that have been retained by iGATE in accordance with the Separation and Distribution Agreement. The use of such assets in conjunction with services related to such assets will be permitted to Mastech for a limited time at no cost. The Transition Services Agreement was negotiated in the context of a parent-subsidiary relationship and in the context of the separation of iGATE into two companies.

All services to be provided under the Transition Services Agreement will be provided for a specified period of time as set forth below:

•	Coverage under iGATE Employee Benefit Plans: through December 31, 2008.

We will pay iGATE premiums for services and coverages under the plans in accordance with prior practices and internal costing rates. If the total cost of the plan exceeds the aggregate internal costing premiums, we will pay iGATE its pro rata portion of these unabsorbed premiums. Should the total cost of the plan be less than the aggregate internal costing premiums, iGATE will pay us its pro rata portion of these over-absorbed premiums. Effective January 1, 2009, all Mastech employees will convert to a Mastech sponsored benefits plan. Should for any reason iGATE continue to incur costs for Mastech employees after December 31, 2008, Mastech will reimburse iGATE for actual costs incurred.

•	Apportionment of PeopleSoft and Oracle Licenses and related prepaid support fees: we and iGATE intend to secure new PeopleSoft and Oracle arrangements by March 31, 2009.

iGATE’s incremental cost associated with the purchase of additional licenses prior to apportionment has been allocated between iGATE and us. This incremental charge to us has been invoiced by iGATE and paid by us.

•	Access to desktop software: until 90 days after the distribution date. There will be no charge to us.

•	Telecommunications services: we will use iGATE’s current service agreement until its expiration and reimburse iGATE for actual cost.

•	Sarbanes-Oxley compliance and financial reporting assistance: through the first anniversary of the distribution date. We will reimburse iGATE for the incremental costs of this service.

The description of the material terms of the Transition Services Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Employee Matters Agreement

We have entered into an Employee Matters Agreement with iGATE. The Employee Matters Agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the separation, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations, both in and outside of the United States. The Employee Matters Agreement also provides the manner in which outstanding iGATE stock options and restricted stock units will be treated in connection with the distribution.

The description of the material terms of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Tax Sharing Agreement

We have entered into a Tax Sharing Agreement that generally governs iGATE’s and our respective rights, responsibilities and obligations after the Spin-Off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of our stock to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. Under the Tax Sharing Agreement, we generally will be liable for, and indemnify iGATE and its subsidiaries against, taxes incurred as a result of the distribution of Mastech common stock not qualifying as tax-free for U.S. federal income tax purposes where such taxes do not result from certain actions undertaken by iGATE, any of iGATE’s subsidiaries or any of iGATE’s shareholders after such distribution. We will also assume liability for and indemnify iGATE and its subsidiaries against taxes attributable to us, our subsidiaries or any of our assets or operations for all tax periods. iGATE generally will be liable for and indemnify us against taxes attributable to iGATE, its subsidiaries or any of its assets or operations for all tax periods other than taxes arising as a result of the Spin-Off or related transactions that are described above as payable by us. In addition, to the extent certain taxes pertaining to a period prior to the separation are not specifically attributable to us or iGATE, both Mastech and iGATE will be responsible for a share of such pre-separation taxes based upon our relative profits before taxes for the relevant period.

The description of the material terms of the Tax Sharing Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Sharing Agreement filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

The following directors were elected to Mastech’s Board of Directors, conditioned upon the effectiveness of Mastech’s registration statement on Form 10, at a special meeting of the boards of directors of iGATE and Mastech, at which iGATE also acted as sole shareholder of Mastech.

Ashok Trivedi was elected to serve on the Company’s board of directors as a Class II director, with an initial term expiring in 2010. Mr. Trivedi will serve as Co-Chairman of the Mastech board of directors.

Sunil Wadhwani was elected to serve on the Company’s board of directors as a Class I director, with an initial term expiring in 2009. Mr. Wadhwani will serve as Co-Chairman of the Mastech board of directors.

Steven Shangold was elected to serve on the Company’s board of directors as a Class III director, with an initial term expiring in 2011.

John Ausura was elected to serve on the Company’s board of directors as a Class III director, with an initial term expiring in 2011. Mr. Ausura will serve on the Company’s Audit Committee as Chairman, as well as on the Compensation Committee.

Brenda Rhodes was elected to serve on the Company’s board of directors as a Class III director, with an initial term expiring in 2011. Ms. Rhodes will serve on the Company’s Compensation Committee as Chairman, as well as on the Audit Committee and the Nominating and Corporate Governance Committee.

D. Kevin Horner was elected to serve on the Company’s board of directors as a Class II director, with an initial term expiring in 2010. Mr. Horner will serve on the Company’s Nominating and Corporate Governance Committee as Chairman, as well as on the Compensation Committee.

Gerhard Watzinger was elected to serve on the Company’s board of directors as a Class I director, with an initial term expiring in 2009. Mr. Watzinger will serve on the Company’s Audit and Nominating and Corporate Governance Committees.

Information regarding the background of our directors and executive officers is included in the Information Statement under the caption “Management.”

Stock Incentive Plan

The Mastech Holdings, Inc. Stock Incentive Plan (the “Plan”), effective as of September 30, 2008, was adopted to serve the following purposes: (i) to advance the interests of Mastech by attracting and retaining high caliber employees and other key individuals, (ii) to align the interests of Mastech’s stockholders and recipients of awards under the Plan by increasing the proprietary interest of such recipients in Mastech’s growth and success and (iii) to motivate award recipients to act in the long-term best interests of Mastech and its stockholders.

Shares Available

800,000 shares of our common stock may be subject to awards under the Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar event.

Eligibility

All employees of Mastech, its subsidiaries and their respective affiliates and other individuals who perform services for Mastech, a subsidiary of Mastech or any of our respective affiliates will be eligible to receive awards. Our Compensation Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Forms of Awards

Awards under the Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights (“SARs”), (iii) restricted stock awards, (iv) stock awards and (v) performance share awards.

Options are rights to purchase a specified number of shares of our common stock at a price fixed by our Compensation Committee. In the case of purchased stock options, a specified number of nonqualified stock options are offered for grant to selected participants in exchange for a purchase price that is payable at the time of grant. Options generally expire no later than ten years after the date of grant. Options will become exercisable at such time and in such installments as our Compensation Committee will determine. Payment of the option price (sometimes called the exercise price or strike price) must be made in full at the time of exercise in such form as our Compensation Committee shall determine. Payment methods will include cash, the exchange of shares already owned, broker-cashless exercise, or a combination of cash and exchange of shares. Incentive stock options may not be granted to any person who is not an employee of Mastech or any parent or subsidiary, as defined in section 424 of the Internal Revenue Code. All incentive stock options must be granted within ten years of the date the Plan is approved by our Compensation Committee.

A SAR entitles the holder to receive, upon exercise, an amount equal to the positive difference between the fair market value of one share of common stock on the date the SAR is exercised and the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised. The Compensation Committee will have the power to determine whether the amount to be paid upon exercise of a SAR will be paid in cash, common stock (including restricted stock) or a combination of cash and common stock.

Restricted stock awards provide for a specified number of shares of common stock subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by our Compensation Committee. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder has all rights as a stockholder, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common stock.

Stock awards are shares of our common stock which are vested at the time of grant and are not subject to a restriction period or performance measures.

Performance share awards are awards whose final value, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by our Compensation Committee. Performance measures that may be used include one or more of the following: the attainment by a share of common stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, operating profit, pretax return on total capital, economic value added or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, Mastech, a subsidiary, or an affiliate, or any business unit or division thereof, or may relate to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, common stock, restricted stock, restricted stock units or a combination thereof, as specified by our Compensation Committee.

Termination of Employment

The effect of a participant’s termination of employment on his or her award depends on the reason for such termination. For stock options and SARs, unless otherwise specified in the agreement, termination of employment due to disability or retirement will result in the options already vested becoming exercisable for a period of one year from the date employment terminates or, if earlier, the date on which the option or SAR expires; termination of employment unless due to disability, retirement or for cause will result in the option or SAR being exercisable, to the extent vested on the date employment terminates, for a period of three months thereafter or, if earlier, the date on which the option or SAR expires; termination of employment for cause will result in the option or SAR ceasing to exist.

Maximum Award

To the extent necessary for an award to be qualified performance-based compensation under section 162(m) of the Internal Revenue Code, the maximum aggregate number of shares of common stock with respect to which stock options, SARs, restricted stock, bonus stock awards or performance grants may be issued to any individual during a calendar year is 250,000 shares of common stock of Mastech.

Change in Control

As of the effective date of a change in control, each outstanding award under the Plan shall (a) be assumed by the acquiring company, (b) be replaced with a comparable award, (c) accelerate and become exercisable or be released from all restrictions, as applicable, or (d) be cashed out.

The description of the material terms of Plan set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Plan filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon consummation of the Spin-Off, the Bylaws of Mastech will be amended and restated. The Amended and Restated Bylaws will reflect the following changes:

•	Mastech’s Chief Executive Officer and President will not also serve as Co-Chairman;

•

At least ten (10) days prior written notice will be required for any shareholder meeting called to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988; and

•

All classes and series of shares of capital stock of the Company, or any part thereof, will be represented by stock certificates or will be uncertified shares, as determined by the Board of Directors, provided that every shareholder will be entitled to a share certificate if he or she so requests in the manner prescribed by the Company.

The description of the Amended and Restated By-Laws set forth under this Item 5.03 is qualified in its entirety by reference to the Amended and Restated By-Laws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Spin-Off, the Mastech Board of Directors adopted a Finance Code of Professional Conduct, a Code of Business Conduct and Ethics and Corporate Governance Guidelines. A copy of the Finance Code of Professional Conduct, Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Company’s website, http://www.mastech.com/investorrelations.htm.

Item 8.01.	Other Events.

On October 1, 2008, the Company issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1	Separation and Distribution Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

3.1	Amended and Restated By-Laws of Mastech Holdings, Inc.

10.1	Transition Services Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

10.2	Employee Matters Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

10.3	Tax Sharing Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

10.4	Mastech Holdings, Inc. Stock Incentive Plan

99.1	Press Release, dated October 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer, Secretary, and Treasurer

October 1, 2008

Exhibit Index

Exhibit No.	Description
2.1	Separation and Distribution Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

3.1	Amended and Restated By-Laws of Mastech Holdings, Inc.

10.1	Transition Services Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

10.2	Employee Matters Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

10.3	Tax Sharing Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008

10.4	Mastech Holdings, Inc. Stock Incentive Plan

99.1	Press Release, dated October 1, 2008